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                                  FORM 8-A
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                            ____________________

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                    THE COUNTRYBASKETS INDEX FUND, INC.
           (Exact name of registrant as specified in its charter)


                        Maryland
        (State of incorporation or organization)




             c/o Deutsche Morgan Grenfell/
        C. J. Lawrence Inc. (Investment Adviser)
                  31 West 52nd Street
                   New York, New York                               10019
        (Address of principal executive offices)                  (Zip Code)


     Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class                             I.R.S. Employer
to be so registered              Exchange       Identification Number

Common Stock, par value $.001
per share, of each of:

Australia Index Series                             13-3869516
France Index Series                                13-3869519
Germany Index Series                               13-3869521
Hong Kong Index Series                             13-3869522
Italy Index Series              New York Stock     13-3869540
Japan Index Series              Exchange, Inc.     13-3869545
South Africa Index Series                          13-3869829
UK Index Series                                    13-3869543
US Index Series                                    13-3869541

                           ______________________

  If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

  If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

  Securities to be registered pursuant to Section 12(g) of the Act:
                               Not Applicable
                              (Title of Class)



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Item 1.  Description of Registrant's Securities to be Registered.

  For a full description of the nine series of Common Stock being registered hereby, reference is made to: (i) the information under the captions "Capital Stock", "Dividends and Capital Gains Distributions", "Redemption of Fund Shares in Creation Unit Aggregations" and "Book-Entry Only System" in the Prospectus, and under the captions "Capital Stock and Stockholder Reports" and "Redemption of Fund Shares in Creation Unit Aggregations" in the Statement of Additional Information, each of which forms a part of the Registrant's Registration Statement on Form N-1A (File Nos. 33-85710 and 811-8734) filed with the Securities and Exchange Commission, as it may be amended (the "Registration Statement"); and (ii) Article Fifth of the Registrant's Articles of Amendment and Restatement. The information contained in the Registration Statement, attached hereto as
Exhibit 1, and Article Fifth of the Articles of Amendment and Restatement, included herein as Exhibit 2, are incorporated herein by reference.

Item 2.  Exhibits

  The following exhibits are attached to each copy of this registration statement filed with the New York Stock Exchange, Inc. These exhibits have not been included with copies of this registration statement filed with the Securities and Exchange Commission.

  1. Copy of Pre-Effective Amendment No. 4 to the Registration Statement, as filed with the Securities and Exchange Commission on February 12, 1996.

  2. Copies of Registrant's charter and bylaws (included as exhibit numbers (1) and (2), respectively, to the Registrant's N-1A, which is filed as Exhibit 1 hereto).

  3. Copies of each class of Registrant's securities being registered hereunder (included as exhibit number (4)(A) to the Registration Statement, which is filed as Exhibit 1 hereto).

                                 SIGNATURE

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     The CountryBaskets Index Fund, Inc.


Dated:  February 26, 1996            By: /s/ Joseph A. La Corte
                                        Joseph A. La Corte
                                        President